Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400	Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THE FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2016

J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2016.

Revenues from Operations for the three months ended July 31, 2016 were $4,731,048 compared to revenues of $4,823,780 in the comparable 2015 three-month period, while revenues from Operations for the twelve months ended July 31, 2016 were $18,582,854 compared to revenues of $18,909,777 in the comparable 2015 twelve-month period.

Net income for the three months ended July 31, 2016 was $442,268, or $.22 per share, compared to net income of $1,019,135, or $.51 per share, in the comparable 2015 three-month period.

Net income for the twelve months ended July 31, 2016 was $1,517,760, or $.75 per share, compared to net income of $2,208,682, or $1.10 per share, in the comparable 2015 twelve-month period.

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Dated: October 5, 2016